    As filed with the Securities and Exchange Commission on August __, 1995

                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         _____________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         _____________________________
                       DANNINGER MEDICAL TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)
              Delaware                                           31-0992628
    (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                                4140 Fisher Road
                              Columbus, Ohio 43228
             (Address of Registrant's principal executive offices)
                         _____________________________

                       DANNINGER MEDICAL TECHNOLOGY, INC.
                               STOCK FUND OF THE
                       DANNINGER MEDICAL TECHNOLOGY, INC.
                    RETIREMENT 401(K) SAVINGS PLAN AND TRUST
                            (Full Title of the Plan)
                         _____________________________
                                Joseph A. Mussey
               President, Chief Executive Officer, and Treasurer
                       Danninger Medical Technology, Inc.
                                4140 Fisher Road
                              Columbus, Ohio 43228
                                 (614) 276-8267
           (Name, address and telephone number of agent for service)
                         _____________________________
                          Copies of Correspondence to:
                            Robert J. Tannous, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                             Columbus, Ohio  43215
                                 (614) 227-2000
                         _____________________________
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum     Proposed Maximum         Amount of
Title of Securities             Amount to be           Offering Price     Aggregate Offering      Registration
 to be Registered                Registered              Per Share*             Price*                Fee*
- ---------------------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value . . . . . .           250,000               $7.50             $1,875,000             $646.55

- ---------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1), based on the average of the bid and asked price of Danninger Common Stock on the Nasdaq Market on August 18, 1995.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Danninger Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1935, this Registration Statement also covers an indeterminable amount of interests offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information concerning the Danninger Medical Technology, Inc. Stock Fund of the Danninger Medical Technology, Inc. Retirement 401(K) Savings Plan and Trust (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference:

         1.      Annual Report on Form 10-K for the year ended December 31,
                 1994;

         2.      Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1995;

         3.      Quarterly Report on Form 10-Q for the quarter ended June 30,
                 1995;

         4. Proxy Statement for the Annual Meeting of Shareholders held on May 18, 1995.

         The description of Danninger Common Stock which is contained in the Registrant's Form 10, as amended (SEC File No. 0-16893), filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by the Registrant, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities to be issued pursuant to the Plan has been passed upon by Porter, Wright, Morris & Arthur. Members of that firm who have participated in the preparation of this document beneficially own an aggregate of 555,878 shares of Danninger Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The Registrant's By-Laws provide for indemnification of its directors and officers to the fullest extent permitted under the DGCL. The Registrant has indemnification agreements with each of its directors.

         (b) Section 145 of the Delaware General Corporation Law ("DGCL") empowers Delaware corporations to indemnify officers and directors under certain circumstances. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and court approval thereof is required by the DGCL if the person seeking indemnification has been found liable to the corporation.

         Under Section 145 of the DGCL, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under
Section 145. The Registrant does maintain directors' and officers' liability insurance.

         Section 102(b)(7) of the DGCL provides that a Delaware corporation's certificate of incorporation may exculpate a director from monetary damages for breaches of his or her fiduciary duty as a director, but may not limit the liability of any director for (i) breaches of his or her duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or unlawful stock repurchases under Section 174 of the DGCL, or (iv) transactions from which a director derives improper personal benefit. The Registrant's Certificate of Incorporation contains such a provision.

         (c) The above discussion of the Registrant's Certificate of Incorporation and By-Laws and of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, By-Laws and statutes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (a) Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

         (b) The Trustee of the Plan has submitted a prototype of the Plan to the Internal Revenue Service ("IRS") and has received a favorable determination letter from the IRS qualifying the prototype of the Plan under
Section 401 of the Internal Revenue Code.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 14, 1995.

                                  DANNINGER MEDICAL TECHNOLOGY, INC.


                                  By: /s/ Joseph A. Mussey
                                     -------------------------------------------
                                      Joseph A. Mussey, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


             SIGNATURE                                 TITLE                                      DATE
             ---------                                 -----                                      ----
    /s/ Joseph A. Mussey                    President, Chief Executive Officer,      )       August 14, 1995
- -------------------------------------       Treasurer and Director                   )
        Joseph A. Mussey                    (Principal Executive Officer)            )


        *Paul A. Miller                     Vice President and Chief Financial       )       August 14, 1995
- -------------------------------------       Officer (Principal Accounting Officer)   )
         Paul A. Miller


        *Edward R. Funk                     Chairman of the Board of Directors       )       August 14, 1995
- -------------------------------------                                                )
         Edward R. Funk                                                              )
                                                                                     )
                                                                                     )
        *Daniel A. Funk, M.D.               Director                                 )       August 14, 1995
- -------------------------------------                                                )
         Daniel A. Funk, M.D.                                                        )
                                                                                     )
        *Daniel A. Gregorie, M.D.           Director                                 )       August 14, 1995
- -------------------------------------                                                )
         Daniel A. Gregorie, M.D.                                                    )
                                                                                     )
                                                                                     )
        *Herbert J. Kahn                    Director                                 )       August 14, 1995
- -------------------------------------                                                )
         Herbert J. Kahn                                                             )

         *Curtis A. Loveland                Director                                 )     August 14, 1995
- -------------------------------------                                                )
          Curtis A. Loveland                                                         )
                                                                                     )
                                                                                     )
         *C. Craig Waldbillig               Director                                 )     August 14, 1995
- -------------------------------------                                                )
          C. Craig Waldbillig                                                        )
                                                                                     )
                                                                                     )
         *Peter H. Williams                 Director                                 )     August 14, 1995
- -------------------------------------                                                )
          Peter H. Williams                                                          )
                                                                                     )
                                                                                     )
         *Robert J. Williams                Director                                 )     August 14, 1995
- -------------------------------------                                                )
          Robert J. Williams                                                         )
                                                                                     )


*By:  /s/ Joseph A. Mussey
      -------------------------------
          Joseph A. Mussey, attorney-in-fact
          for each of the persons indicated


      Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 14, 1995.

                                        DANNINGER MEDICAL TECHNOLOGY, INC.
                                        ----------------------------------------
                                        Retirement 401(k) Plan and Trust

                                        By:  DANNINGER MEDICAL TECHNOLOGY, INC.,
                                        ADMINISTRATOR


                                             By: /s/ Joseph A. Mussey
                                                --------------------------------
                                                     Joseph A. Mussey, President

                          Registration No. 33-_______

 _______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                         _____________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         _____________________________


                       DANNINGER MEDICAL TECHNOLOGY, INC.

                         _____________________________


                                    EXHIBITS

                         _____________________________

                                 EXHIBIT INDEX

                                                                                               Pagination By
                                                                                                 Sequential
     Exhibit                                        Exhibit                                       Numbering
     Number                                       Description                                     System
     -------                                      -----------                                  -------------
      4(a)     *     Danninger Medical Technology, Inc. Retirement 401(k)
                     Savings Plan and Trust.

      4(b)           Certificate of Incorporation of Danninger Medical
                     Technology, Inc. (Exhibit 3(9) to Form 10 for the year ended December 31, 1987, and incorporated herein by reference).

      4(c) Bylaws of Danninger Medical Technology, Inc. (Exhibit 3(b) to Form 10 for year ended December 31, 1987, and incorporated herein by this reference).

      5        *     Opinion of Porter, Wright, Morris & Arthur regarding
                     legality.

      23(a)          Consent of Porter, Wright, Morris & Arthur (included in
                     Exhibit 5 filed herewith).

      23(b)    *     Consent of Coopers & Lybrand L.L.P.

      24       *     Powers of Attorney.

___________________________________
* Filed with this Registration Statement
